SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2008

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Washington Avenue, Suite 302

Santa Fe, New Mexico 87501

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

On April 14, 2008, Thornburg Mortgage Capital Resources, LLC, a bankruptcy remote, special purpose indirect subsidiary of Thornburg Mortgage, Inc., did not make payment on the final maturity date of $300 million of short term notes due under Thornburg Mortgage Capital Resources, LLC’s commercial paper program. The failure to make such payment constitutes a program default by Thornburg Mortgage Capital Resources, LLC under the commercial paper program.

The short term notes are collateralized by AAA-rated mortgage-backed securities that are currently being liquidated by the collateral agent for the commercial paper program. The proceeds from the liquidation of the mortgage-backed securities will be used to pay the noteholders the outstanding balance on the short term notes. To the extent there are insufficient funds available from the liquidation of the mortgage-backed securities, pursuant to the program documents Thornburg Mortgage Capital Resources, LLC will be liable for any balance due on the notes.

Thornburg Mortgage, Inc. is not a guarantor of the payments on these short term notes and there is no contractual recourse to Thornburg Mortgage, Inc. for the nonpayment of the short term notes. The commercial paper program was structured to make Thornburg Mortgage Capital Resources, LLC bankruptcy remote from Thornburg Mortgage, Inc. The AAA-rated mortgage-backed securities purchased by Thornburg Mortgage Capital Resources, LLC and any other assets of Thornburg Mortgage Capital Resources, LLC are the source of repayment of the notes when short term notes are not paid off at maturity.

On April 15, 2008, a notice of program default was issued under the commercial paper program. This notice of program default terminates, as of April 15, 2008, the Amended and Restated Securities Sale and Contribution Agreement dated as of December 28, 2005 between Thornburg Mortgage Depositor, L.L.C. and Thornburg Mortgage, Inc. Thornburg Mortgage Depositor, L.L.C. is a wholly owned subsidiary of Thornburg Mortgage, Inc. The Amended and Restated Securities Sale and Contribution Agreement provided for the sale of mortgage-backed securities from Thornburg Mortgage, Inc. to Thornburg Mortgage Depositor, L.L.C. as part of the commercial paper program. Thornburg Mortgage, Inc. will not incur any termination fees in connection with the termination of this agreement. The Amended and Restated Securities Sale and Contribution Agreement was first filed by Thornburg Mortgage, Inc. in its Current Report on Form 8-K filed on January 4, 2006.

Certain matters discussed in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations, estimates and projections, and are not guarantees of future performance, events or results. The words “believe,” anticipate,” “intend,” “aim,” “expect,” “will,” “strive,” “target,” “project,” “estimate,”

“have confidence” and similar words identify forward-looking statements. Actual results and developments could differ materially from those expressed in or contemplated by the forward-looking statements due to a number of factors including changes in general economic conditions, changes in market prices for mortgage securities, changes in interest rates and other risk factors discussed in Thornburg Mortgage, Inc.’s SEC reports, including its most recent Annual Report on Form 10-K/A. Thornburg Mortgage, Inc. does not undertake to update any of the forward-looking information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: April 18, 2008	By:	/s/ Larry Goldstone
Larry Goldstone, Chief Executive Officer and President

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